Exhibit 10.3

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

RIVIERA RESOURCES, INC. 2018 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units (“RSUs”) Granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Riviera Resources, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Riviera Resources, Inc. 2018 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined that it would be in the best interests of the Company to grant the RSUs provided herein to the Participant, as permitted under Article IX of the Plan, subject to the terms and conditions contained herein and in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

2. Grant of Restricted Stock Unit Award; Adjustments. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting; Forfeiture.

(a) Vesting Generally. Subject to the provisions of Sections 3(b) to 3(e) hereof, the RSUs subject to this Award shall vest in three (3) substantially equal installments (33.3%, 33.3% and 33.4%, respectively) (each installment, a “Tranche”) on each of the first three (3) anniversaries of July 1, 2018 (the “Vesting Commencement Date”) (each such anniversary, a “Vesting Date”), such that 100% of the RSUs subject to this Award shall be vested as of the third anniversary of the Vesting Commencement Date, provided that the Participant has not incurred a Termination prior to each Vesting Date. There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, subject to the Participant not incurring a Termination prior to the applicable Vesting Date. The continuous employment of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have incurred a Termination, by reason of the transfer of the Participant’s employment among the Company and/or its Subsidiaries and/or Affiliates.

(b) Good Leaver Termination. In the event of the Participant’s Termination (i) due to the Participant’s death or Disability, (ii) by the Company or other employing Subsidiary and/or Affiliate without Cause or (iii) by the Participant for Good Reason (each, a “Good Leaver Termination”), in each case, prior to the earlier of the third Vesting Date or the consummation of a Change in Control, subject to the Participant’s (or the Participant’s estate’s) execution and non-revocation of a general release of claims in favor of the Company (in the same form as the release attached to the Participant’s employment agreement with the Company or other employing Subsidiary and/or Affiliate, if any) within fifty-two (52) days of such Good Leaver Termination, the Participant shall vest, on the date of such Good Leaver Termination, in 100% of the then-current Tranche, as if the Participant had remained employed with the Company or any of its Subsidiaries or Affiliates through the next Vesting Date immediately following the date of such Good Leaver Termination; provided that in the event of a Termination due to the Participant’s death or Disability, all of the Participant’s RSUs shall fully vest on the date of such Termination. Any RSUs that remain unvested after the foregoing acceleration (the “Contingent RSUs”) shall remain outstanding for the three (3) month period immediately following the Participant’s Good Leaver Termination (the “Tail Period”), and in the event a Change in Control occurs during the Tail Period, all of the Contingent RSUs shall vest as of the date of such Change in Control. If a Change in Control does not occur during the Tail Period, all of the Contingent RSUs shall be forfeited immediately as of the end of the Tail Period. Consistent with the Plan, for purposes of this Agreement, including this Section 3(b), the Participant will be deemed to have incurred a Termination if the Participant terminates employment with the Company and its Subsidiaries and Affiliates, notwithstanding the fact that the Participant may remain a director of, or render services as a consultant to, the Company and/or its Subsidiaries and/or Affiliates following such termination of employment.

(c) Qualifying Sale Termination. In the event of the Participant’s Termination (i) in connection with the transfer of the Participant’s employment from the Company to the third party acquirer in connection with the sale of (A) a Subsidiary or (B) a significant asset or line of business of the Company and its Subsidiaries, or (ii) otherwise as the direct result of a sale described in clause (i) above, in each case, as determined by the Board in good faith (a “Qualifying Sale Termination”), prior to the earlier of the third Vesting Date or the consummation of a Change in Control, subject to the Participant’s execution and non-revocation of a general release of claims in favor of the Company (in the same form as the release attached to the Participant’s employment agreement with the Company or other employing Subsidiary and/or Affiliate, if any) within fifty-two (52) days of such Qualifying Sale Termination, all unvested RSUs shall fully vest on the date of such Qualifying Sale Termination.

(d) Change in Control. All unvested RSUs shall fully vest upon the consummation of a Change in Control, provided that the Participant has not incurred a Termination prior to such date.

(e) Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.

(f) Forfeiture. Subject to the terms of this Section 3, all unvested RSUs shall be forfeited immediately upon the Participant’s Termination for any reason or no reason.

4. Delivery of Shares of Common Stock.

(a) General. Subject to Section 4(b) below, within sixty (60) days following the first to occur of (i) the consummation of a Change in Control (provided that an event shall not be considered to be a Change in Control for purposes of this Section 4(a) unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code), (ii) the Participant’s Termination for any or no reason (provided that an event shall be considered a Termination for purposes of this Section 4(a) only to the extent the Termination also constitutes a “separation from service” under Section 409A of the Code), and (iii) the third Vesting Date (each, a “Liquidity Event”), the Participant shall receive (A) the number of shares of Common Stock that corresponds to the number of RSUs that are vested as of the applicable Liquidity Event (the “Vested RSUs”), (B) with the consent of the Participant, cash in an amount equal to the aggregate value of the shares of Common Stock underlying the Vested RSUs, as determined using the trailing forty-five (45)-day volume weighted average price for the Common Stock as of the applicable Liquidity Event, or (C) some combination of the foregoing, as determined by the Committee in its sole discretion (provided that the Committee shall consult with the Participant and consider input from the Participant as to the desired form of payment).

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date a distribution of shares of Common Stock would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

(c) Unallocated RSU MIP Pool. If any shares of Common Stock reserved for issuance under the Plan and included in the RSU MIP Pool (as defined and calculated in accordance with Appendix A hereto) remain unallocated as of the Wind Up Date (as defined below), the Company shall take all necessary and appropriate actions to allocate, in connection with the Wind Up Date, such unallocated shares of Common Stock to the Key Persons (as defined below) who have not incurred a Termination prior to the Wind Up Date. Any shares of Common Stock allocated to eligible Key Persons pursuant to this Section 4(c) shall be allocated on a pro rata basis among such Key Persons in proportion to the initial grants of RSUs made to such Key Persons. Any shares of Common Stock allocated to eligible Key Persons pursuant to this Section 4(c) shall be delivered to such Key Persons at the same time and in the same form as RSUs to which they relate. For purposes of this Section 4(c), “Key Persons” means [_____] and “Wind Up Date” means the earlier of (x) July 1, 2021 and (y) the consummation of a Change in Control.

5. Appraisal Right. If the Participant, in good faith, disagrees with the Board’s determination of the Fair Market Value of any illiquid assets (including the valuation of the Subsidiary, Blue Mountain Midstream LLC (“BMM”), if such Subsidiary is not sold or disposed of to a third party and is not publicly traded, or any illiquid consideration received in connection with a Change in Control or a sale of BMM) (the “Disputed FMV”), the Participant may request that the Board’s determination be reviewed by a mutually acceptable nationally recognized valuation firm (the “Appraiser”), taking into account relevant factors in accordance with applicable law (including applicable tax rules) (the “Appraisal”). The Participant shall have sixty (60) calendar days from the date on which the Company provides the Participant with the Board’s determination to provide the Company with written notice of such dispute (the “Dispute Notice”), which Dispute Notice shall include an acknowledgement of the Participant’s potential responsibility for fees and expenses payable pursuant to this dispute provision. If the Participant provides the Company with a Dispute Notice, the Company and the Participant shall work together in good faith to resolve the issues in dispute. If the Company and the Participant are unable to resolve all such disputed issues within ten (10) business days following the Company’s receipt of the Dispute Notice, the Participant may request the Appraisal. Any determination of the Appraiser pursuant to the foregoing provisions shall be a final and binding determination of the Disputed FMV on the Participant and the Company. If such Appraiser’s determination of the Disputed FMV is less than or equal to 110% of the Disputed FMV determined by the Board, all costs and expenses associated with the Appraisal shall be borne by the Participant up to a maximum of $400,000 in the aggregate, with the remaining costs and expenses borne by the Company. If the Appraiser’s determination of the Disputed FMV is more than 110% of the Disputed FMV determined by the Board, all costs and expenses associated with the Appraisal shall be borne by the Company. If the Appraisal with respect to the Disputed FMV results in a greater cash amount payable in respect of the Vested RSUs pursuant to Section 4(a)(B) or Section 4(a)(C), the additional cash amount shall be paid to the Participant within forty-five (45) days of the Appraisal completion date.

6. Dividend Equivalent Rights; Rights as a Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the applicable RSUs vest in accordance with Section 3 hereof. Equity or property dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such equity or property dividends shall be paid in (a) shares of Common Stock, (b) in the case of a spin-off, securities of the entity that is spun-off from the Company, or (c) other property in the same form as is applicable to stockholders, as applicable and in each case, at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with Section 4 hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

7. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law principles thereof.

9. Withholding of Tax; Section 409A.

(a) The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. The Company, in its sole discretion, may permit to be withheld shares of Common Stock otherwise deliverable to the Participant hereunder with an aggregate Fair Market Value equal up to the Participant’s total income and employment taxes imposed as a result of the vesting and/or settlement of the RSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

(b) The intent of the parties is that the RSUs granted hereunder comply with Section 409A of the Code (to the extent that any payment of cash and/or delivery of shares of Common Stock under this Agreement constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code), and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. However, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code), unless such additional tax, interest or penalty results directly from an action of, or failure to act by, the Company or an Affiliate that was undertaken in bad faith.

(c) As noted above, a Termination shall not be deemed to have occurred for purposes of this Agreement unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code, and for purposes of any such provision of this Agreement, references to a “termination,” “termination of service” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then payment of cash and/or delivery of shares of Common Stock in respect of the Vested RSUs pursuant to Section 4 shall not be made until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (ii) the date of the Participant’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, the payment of cash and/or delivery of shares of Common Stock in respect of the Vested RSUs delayed pursuant to this Section 9(c) shall be made in one installment.

(d) Whenever a payment of cash and/or delivery of shares of Common Stock under this Agreement is to occur within a period of a number of days, the actual date of payment of cash and/or delivery of shares of Common Stock within the specified period shall be within the sole discretion of the Company.

(e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment of cash and/or delivery of shares of Common Stock under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.

(f) Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

10. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock, and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 of the Securities Act shall not be available unless (A) a public trading market then exists for the shares of Common Stock, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 of the Securities Act or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 of the Securities Act or any exemption therefrom.

12. No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

13. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may not be modified or amended in a manner adverse to the Participant, unless by a writing signed by both the Company and the Participant.

14. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

15. No Right to Employment or Service. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

16. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17. Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

18. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

19. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder; provided that no such additional documents shall contain terms or conditions inconsistent with the terms and conditions of this Agreement.

22. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; provided that no such amendment or termination may impair the Participant’s rights under this Agreement without the Participant’s written consent; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RIVIERA RESOURCES, INC.

By:
Name:
Title:

PARTICIPANT

Name: